UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 19, 2006
NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado (State or other jurisdiction of Incorporation or organization)	1-31398 (Commission File Number)	75-2811855 (IRS Employer Identification No.)

2911 South County Road 1260 Midland, Texas (Address of Principal Executive Offices)	79706 (Zip Code)
432-563-3974
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Increase in Number of Directors and Appointment of New Director
     On December 19, 2006, the Board of Directors of Natural Gas Services Group, Inc. voted to increase the number of Directors constituting the Company’s Board of Directors from seven to eight. Effective December 19, 2006, John W. Chisholm was appointed to fill the vacancy created by this increase in the number of Directors. Mr. Chisholm will serve as a Director until the Company’s 2007 Annual Meeting of Shareholders at which time Mr. Chisholm will stand for re-election.
     Mr. Chisholm, 52, is the founder of Wellogix, an oil and gas software company that develops software aimed at expediting the exchange of enterprise data and communication of complex engineered services. Mr. Chisholm has served on the Board of Directors of Flotek Industries, Inc. since 2002 and is a member of its Compensation Committee.
     Prior to founding Wellogix, Mr. Chisholm co-founded and served as President of ProTechnics Company from 1985 until its sale to Core Laboratories in December of 1996. Mr. Chisholm served as Senior Vice President of Global Sales and Marketing of Core Laboratories until 1998, when he started Chisholm Energy Partners, an investment fund focused on mid-size energy service companies.
     Mr. Chisholm holds a Business Administration degree from Fort Lewis College in Colorado. He currently serves on the Editorial Advisory Board on Middle East Technology of the Oil&Gas Journal.
     Contemporaneously with his appointment as a Director of the Company, Mr. Chisholm was named to serve on the Compensation and Governance Committees of the Company’s Board of Directors.
Change to Compensatory Arrangement of Officer
     As previously reported in a Current Report on Form 8-K dated August 24, 2005, filed with the Securities and Exchange Commission on August 30, 2006, Natural Gas Services Group, Inc. entered into a written Employment Agreement with Stephen C. Taylor governing his employment as President and Chief Executive Officer of Natural Gas Services Group, Inc. Mr. Taylor’s employment agreement provides for, among other things, the payment to Mr. Taylor of an annual bonus of up to 45% of Mr. Taylor’s annual base salary, as determined by the Compensation Committee and approved by the Board of Directors of the Company.
     On December 20, 2006, the Company’s Board of Directors voted to increase the amount of the annual bonus for which Mr. Taylor is eligible under his Employment Agreement from 45% of Mr. Taylor’s annual base salary to 50% of his annual base salary. On December 20, 2006, the Company and Mr. Taylor entered into a First Amendment to Employment Agreement providing for the payment to Mr. Taylor of an annual bonus of up to 50% of his annual base salary. The exact amount of Mr.

Taylor’s annual bonus continues to be subject to determination by the Compensation Committee and approval by the Board of Directors of the Company.
     A copy of the First Amendment to Employment Agreement entered into by the Company and Mr. Taylor is included with this Current Report on Form 8-K as Exhibit 10.1.
Board Approval of Grant of Annual Stock
Options to Non-Employee Directors
     On December 20, 2006, the Compensation Committee of the Board of Directors of the Company voted to grant to the six non-employee members of the Company’s Board of Directors a regular annual stock option to purchase up to 2,500 shares of the Company’s common stock. The six non-employee Directors of the Company that are to receive such grants are: Alan A. Baker, John W. Chisholm, Charles G. Curtis, William F. Hughes, Jr., Richard L. Yadon and Gene A. Strasheim.
     Each such annual stock option will be granted pursuant to the Company’s 1998 Stock Option Plan, as amended. The options will be granted on December 29, 2006. Each option will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant; will be a non-statutory stock option; and will be exercisable for a term of 10 years from the date of grant, subject to earlier termination pursuant to the terms of the standard non-statutory stock option agreement under the Company’s 1998 Stock Option Plan.
Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit No.	Description

	10.1	First Amendment to Employment Agreement, dated, December 20, 2006, between Natural Gas Services Group, Inc. and Stephen C. Taylor (filed herewith)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.
By:	/s/ Stephen C. Taylor
Stephen C. Taylor, CEO, President and
Chairman of the Board

Dated: December 20, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, dated, December 20, 2006, between Natural Gas Services Group, Inc. and Stephen C. Taylor